UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2004

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

     National City Corporation issued a press release today announcing that National City has signed a definitive agreement with Wayne Bancorp, Inc. for National City to acquire Wayne Bancorp, a bank holding company headquartered in Wooster, Ohio. Wayne Bancorp operates 26 branches in Wayne, Holmes, Medina and Stark counties and has $825 million in assets. Under the terms of the merger agreement, National City is offering Wayne Bancorp shareholders $28.50 for each share of Wayne Bancorp, Inc. they own. The acquisition will be a cash transaction, valued at approximately $180 million. Subject to regulatory and shareholder approvals, the transaction is expected to close in the fourth quarter of 2004. Reference is made to the press release dated June 4, 2004, a copy of which is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits: 99 – News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)

Dated: June 4, 2004	By /s/ Carlton E. Langer Carlton E. Langer Senior Vice President and Assistant General Counsel

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